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                                                                    Exhibit 4.23




                                  /s/ Ogilvy



                   OGILVY & MATHER DEFERRED COMPENSATION PLAN
                            SUMMARY PLAN DESCRIPTION



                                                                      APRIL 2001
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                   OGILVY & MATHER DEFERRED COMPENSATION PLAN
                            SUMMARY PLAN DESCRIPTION


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                                  INTRODUCTION
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This booklet is your Summary Plan Description ("SPD") for the Ogilvy & Mather
Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is designed to give you an opportunity to defer receipt of a portion of your income, thereby deferring taxes. The Deferred Compensation Plan helps you to supplement your retirement benefits.

You should read this booklet carefully and refer here first when you have any
questions about the Deferred Compensation Plan.   If this SPD does not answer
your questions, or if you need further information, you may contact the Corporate Human Resources Department at Ogilvy & Mather, 309 West 49/th/ Street, New York, NY 10019, 212-237-4000.

                                              April 2001
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                  OGILVY & MATHER DEFERRED COMPENSATION PLAN
                           SUMMARY PLAN DESCRIPTION


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                            HOW DOES THE PLAN WORK?
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The Deferred Compensation Plan is a "non-qualified plan," which is a promise by an employer to participants to pay income, at some future date, for services performed currently. By deferring income into the Deferred Compensation Plan, amounts are sheltered from immediate taxes (but not FICA taxes), by deferring the payment of taxes until you receive a distribution from the Deferred Compensation Plan (which is when you leave employ with Ogilvy & Mather (the "Company"), or when you retire, whichever comes first). All future deferred income payments are subject to income tax withholding.

It is important to note that once you choose to participate in the Deferred Compensation Plan, you cannot stop deferrals during the calendar year; however, you do have the option not to participate the following year.


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                       WHEN AM I ELIGIBLE TO PARTICIPATE?
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All Partners of the Company are eligible to participate in the Deferred
Compensation Plan. You are given the opportunity to participate within 30 days from when you are first hired (or when you are promoted to Partner level) and during the Annual Plan Offering, which is held in November of each year for the following year. One of the requirements of this kind of plan is that you must elect to defer income before you receive it - therefore, should you not elect to participate in the Deferred Compensation Plan during the designated entry periods as described above, you will have to wait until the next Annual Plan Offering.


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                             HOW MUCH CAN I DEFER?
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Under the Deferred Compensation Plan, you can defer:

     . up to 75% of your annual base salary, or a designated dollar amount not to exceed 75% of your annual base salary, and/or

     . a percentage (up to 100%) or designated dollar amount of your annual bonus.

Your deferrals earn interest at the prime rate (as determined on the first day of each month and is compounded monthly. The earnings also accumulate tax-deferred. If you choose not to participate in any year, your account balance will continue to be credited with interest until it is distributed to you.

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                            WHAT IS PENSION MAKE-UP?
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Because of IRS rules and regulations, income that you defer into the Deferred
Compensation Plan is not considered eligible compensation for the purpose of calculating the Company's contribution to your Account Balance Defined Benefit Plan or your contributions to the 401(k) Plan. In order to keep you from being penalized by these rules and regulations, the Company will credit your account with 10% of the amount you are deferring to the Deferred Compensation Plan. So, if you are deferring $1,000 per month, The Company will credit you with 10% of the deferral ($100) as a "pension make-up."

You will receive this pension make-up when you begin deferring into the Deferred Compensation Plan, regardless of whether or not you are eligible to participate in the Account Balance Plan at that time.

Your other group benefits (such as life insurance and long term disability) are not affected by your decision to defer income.


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                          HOW ARE DEFERRALS RECORDED?
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The Deferred Compensation Plan is intended to be an unfunded unsecured plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1). When you defer income, an entry is made in a ledger showing that you were owed income by the Company and that you chose to defer receipt until a later date. The interest and Company credits are recorded in the same ledger.

Benefits under the Deferred Compensation Plan are paid out of the Company's general assets and are therefore not protected from claims by the Company's creditors. There is no trust and nothing contained in this Deferred Compensation Plan or any action taken with respect to the provisions herein is intended to create a trust of any kind. You are relying on the Company's promise to pay the Deferred Compensation Plan's benefits in the future. Should the Company become insolvent or bankrupt, you will have no greater rights to your Deferred Compensation Plan benefits than a general unsecured creditor.

You may purchase a surety bond from a surety company or a letter of credit from a bank to secure your deferred compensation payments should the Company default on those payments. A surety bond is a type of performance bond issued by a surety insurance company. You would pay the premium to the surety insurance company for the bond coverage. The Company cannot be involved, either directly or indirectly, in the purchase of the surety bond or letter of credit as this will be viewed by the IRS as creating a funded non-qualified plan that will be currently taxable to you. If you wish to purchase a surety bond or letter of credit, we strongly advise that you consult the services of a tax professional.

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You will receive quarterly statements showing your deferrals, pension make-up, and account earnings so you can monitor the growth of your benefit.

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                 WHEN WILL I BE ENTITLED TO RECEIVE MY BENEFIT?
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You will receive a distribution of your Deferred Compensation Plan benefits when you terminate employment with the Company (regardless of whether or not you transfer to another WPP Company) or when you retire, whichever comes first.

The distributed benefits are included in your gross income in the year in which they are received by you and are subject to income taxes. Since FICA taxes were paid at the time of deferral, no FICA taxes will be withheld at the time of distribution.

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                          HOW WILL MY BENEFIT BE PAID?
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No withdrawals are permitted from the Deferred Compensation Plan while you are still an active Company employee and no loans are permitted at any time. If you leave the Company for any reason, your benefit will be paid to you in the manner you indicated on your election form (subject to income tax withholding). You are given the opportunity to elect a form of payment each year as follows:

               . A lump sum to be paid within 60 days following your termination or retirement date;

               .    In equal installments over 10 years (120 monthly payments);
                    or

               . In equal installments over a period equal to the number of months in which you deferred compensation (this form of payment will no longer be available for plan years beginning after December 31, 2001).

               (Please note that accounts under $10,000 will be paid out in one lump sum.)

The form of payment you elect applies only to that plan year, not to any previous years or to any future years. Therefore, if you chose a lump sum payment for 2000, but choose 120 payments in 2001, your 2000 year benefit will be paid in a lump sum, but your 2001 year benefit will be paid out to you over 120 monthly payments.

For payments commencing after December 31, 2001, if you chose to be paid out in equal installments, you will be credited with a fixed rate of interest of 5% on the declining balance until all your benefits are paid out.

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                            WHAT HAPPENS IF I DIE?
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If you die before receiving your entire benefit from the Deferred Compensation
Plan, the benefits (or the remaining benefits if you die while receiving installments) will be paid to

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your designated Beneficiary in one lump sum. When you are given the opportunity to participate in the Deferred Compensation Plan, you will receive a Beneficiary Designation form. You may designate one or more persons as the Beneficiary or Beneficiaries who will be entitled to receive the amount payable under the Deferred Compensation Plan upon your death. You may, from time to time, revoke or change your Beneficiary designation by filing a new designation with the Company.

The last Beneficiary designation received by the Company will be controlling. No designation, change or revocation of a Beneficiary designation will be effective unless received by the Company prior to your death. If no such Beneficiary designation is in effect at the time of your death, or if no designated Beneficiary survives you, the payment of any Deferred Compensation Plan benefits upon your death will be made to your surviving spouse, if any, or if you have no surviving spouse, to your children, or if you have no children, to the legal representative of your estate.

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                            WHAT ELSE SHOULD I KNOW?
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Incompetent Payee
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If anyone entitled to a benefit becomes legally incapacitated or is otherwise unable to manage his financial affairs, the Company may pay his benefit to someone else (such as a named Beneficiary or duly appointed representative or guardian) for the benefit of that person.

Employment Rights Not Implied
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Participation in the Deferred Compensation Plan neither gives an employee the right to be retained in the employ of the Company, nor guarantees his rights or claim to any benefit except as specified in the Deferred Compensation Plan.

Interpretation
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The Company shall have full power and authority to interpret and administer the
Plan. The Company's interpretation and construction of any provision or action taken under the Deferred Compensation Plan shall be binding and conclusive on all persons for all purposes.

Claims Procedure
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Initial Claims
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If you or your Beneficiary do not receive a benefit to which you believe you are entitled, you or your Beneficiary can file a written claim with the Company.
The Company will provide you or your Beneficiary with the necessary information and make all determinations as to the right of any person to a disputed benefit. Your claim will be processed within 90 days (in special circumstances, this period may be extended for an additional 90 days by written notice to you). If your claim has been denied, you will be

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notified in writing and such notification will include the reasons for the denial, specific references to pertinent plan provisions, and a description of any additional material or information regarding your claim.

If notification of approval of a claim is not received within the time limits set forth above, the claim will automatically be considered denied.

Disputed Claims
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If you are dissatisfied with any decision on your claim, you have the right to request, in writing, a review of the decision. You also have the right to review pertinent documents and to submit issues and comments in writing. A request for review, giving the reason the decision is believed to be in error, must be made not later than 60 days after a decision on a claim is received.

All requests for review of determinations under the Deferred Compensation Plan should be addressed to the Company at the address specified in the Introduction to this SPD.

Within 60 days of receipt of a request for review of the disputed claim (in special circumstances, 120 days, by written notice to you), the Company will review the claim and advise you or your Beneficiary, in writing, of its determination. The Company's decision on appeal will be final.

If notification of determination of a claim is not received within the time limits set forth above, the claim will automatically be considered denied.

Assignment
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The right of any participant or any other person to the payment of benefits under the Deferred Compensation Plan shall not be assigned, transferred, pledged or otherwise encumbered.

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Amendment and Termination
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The Company reserved the right to amend, modify or terminate Deferred
Compensation Plan at anytime. Any such action by the Company shall not reduce the benefits you have accrued to the date of such action.

Governing Law
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To the extent not preempted by ERISA, the Deferred Compensation Plan shall be governed by the laws of the State of New York.

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